EXHIBIT 99.2

ONE SOURCE NETWORKS, INC.

Financial Statements
as of and for the Years Ended
December 31, 2014 and 2013 and
Independent Auditors' Report

EXHIBIT 99.2

ONE SOURCE NETWORKS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

EXHIBIT 99.2

MAXWELL LOCKE & RITTER L L P
Accountants and Consultants
An Affiliate of CPAmerica International
tel (512) 370 3200 fax (512) 370 3250
www.mlrpc.com

Austin: 401 Congress Avenue, Suite 1100
Austin, TX 78701

Round Rock: 303 East Main Street
Round Rock, TX 78664

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of One Source Networks, Inc.:

We have audited the accompanying consolidated financial statements of One Source Networks, Inc.
(a Texas corporation) and its subsidiary (collectively, the “Company”), which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

EXHIBIT 99.2

We believe that audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Austin, Texas
May 21, 2015

Affiliated Company
ML& R WEALTH MANAGEMENT L L C
“A Registered Investment Advisor” This firm is not a CPA firm

EXHIBIT 99.2

One Source Networks, Inc.
Consolidated Balance Sheets
December 31, 2014 and 2013

ASSETS	2014	2013
CURRENT ASSETS:
Cash and cash equivalents	$2,173,904	$644,001
Accounts receivable, net	6,894,496	3,194,395
Prepaid expenses and other current assets	1,808,260	1,200,273
Total Current Assets	10,876,660	5,038,669
PROPERTY AND EQUIPMENT, NET	3,882,149	3,062,621
DEFERRED FINANCING COSTS, net	1,488,481	1,722,104
DEFERRED TAX ASSET	—	927,156
INTANGIBLE ASSETS, net	1,557,630	827,432
OTHER ASSETS	43,675	86,262
TOTAL	17,848,595	11,664,244

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,487,277	$2,151,156
Accrued expenses	2,601,087	2,158,132
Deferred revenue	648,805	1,790,162
Income tax payable	430,412	—
Current portion of long-term debt	—	497,482
Current portion of convertible debt	789,749	—
Total current liabilities	5,957,330	6,596,932
DEFERRED TAX LIABILITY, net	375,212	—
LINE OF CREDIT	2,500,000	—
LONG-TERM DEBT, net of current portion and discount	37,687,072	28,438,272
CONVERTIBLE DEBT, net of discount	—	4,009,107
TOTAL LIABILITIES	46,519,614	39,044,311

STOCKHOLDERS' DEFICIT	(28,671,019)	(27,380,067)
TOTAL	17,848,595	11,664,244

See notes to the consolidated financial statements

EXHIBIT 99.2

One Source Networks, Inc.
Consolidated Statements of Operations
December 31, 2014 and 2013

	2014	2013

REVENUE	$65,407,024	$51,205,503

COST OF GOODS SOLD	39,065,713	33,335,669

GROSS PROFIT	26,341,311	17,869,834

OPERATING EXPENSES
Salaries and benefits	11,831,830	13,578,232
Professional fees	1,091,125	1,815,171
Depreciation and amortization	1,586,788	1,208,112
Facilities	988,388	1,097,476
General and administrative	588,579	806,531
Travel and selling	582,727	474,741
Total operating expenses	16,669,437	18,980,263

PROFIT (LOSS) FROM OPERATIONS	9,671,874	(1,110,429)

OTHER EXPENSE:
Interest expense	(6,166,214)	(1,267,128)
Gain on settlement of convertible debt	419,305	—
Other taxes	(35,183)	(49,541)
Other income (expense), net	(68,278)	(11,801)
Total other expense, net	(5,850,370)	(1,328,470)

INCOME (LOSS) BEFORE INCOME TAXES	3,821,504	(2,438,899)

Income tax expense (benefit)	1,732,780	(927,156)

NET INCOME (LOSS)	$2,088,724	$(1,511,743)

See notes to the consolidated financial statements

EXHIBIT 99.2

One Source Networks, Inc.
Consolidated Statements of Stockholders' Deficit
December 31, 2014 and 2013

	Common Stock
	Shares	Amount	Additional Pain-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance, December 31, 2012	19,510,000	$195,100	$736,661	$(3,534,622)	$(2,602,861)
Issuance of restricted common stock	220,500	2,205	(2,205)	—	—
Issuance of warrants	—	—	2,686,576	—	2,686,576
Stock-based compensation	—	—	397,713	—	397,713
Dividends to stockholders	—	—	—	(26,349,752)	(26,349,752)
Net loss	—	—	—	(1,511,743)	(1,511,743)
Balance, December 31, 2013	19,730,500	197,305	3,818,745	(31,396,117)	(27,380,067)
Issuance of restricted common stock	300,000	3,000	(3,000)	—	—
Issuance of warrants	—	—	225,793	—	225,793
Stock-based compensation	—	—	144,864	—	144,864
Dividends to stockholders	—	—	—	(3,750,333)	(3,750,333)
Net income	—	—	—	2,088,724	2,088,724
Balance, December 31, 2014	20,030,500	$200,305	$4,186,402	$(33,057,726)	$(28,671,019)

As of December 31, 2014 and 2013, there were 26,900,000 common shares authorized with a $0.01 par value.

See notes to the consolidated financial statements

EXHIBIT 99.2

One Source Networks, Inc.
Consolidated Statements of Cash Flows
December 31, 2014 and 2013

	2014	2013
Operating activities:
Net income (loss)	$2,088,724	$(1,511,743)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Gain on settlement of convertible debt	(419,305)	—
Bad debt expense	—	311,791
Depreciation and amortization	1,586,788	1,208,112
Deferred income tax benefit	1,302,368	(927,156)
Non-cash interest expense	6,068,163	170,889
Stock-based compensation	144,864	397,713
Net Changes in operating assets and liabilities that provided (used) cash:
Accounts receivable	(3,700,101)	468,886
Prepaid expenses and other assets	(565,400)	(396,120)
Accounts payable	(663,879)	(1,513,559)
Accrued expenses	442,955	(734,159)
Income tax payable	430,412	—
Deferred revenue	(1,141,357)	(147,929)
Net cash (used in) provided by operating activities	5,574,232	(2,673,275)

Investing activities:
Purchases of property and equipment	(1,335,785)	(279,323)
Purchases of intangible assets	(1,800,729)	(539,481)
Net cash used in investing activities	(3,136,514)	(818,804)

Financing activities:
Proceeds from borrowings under line of credit	2,500,000	—
Proceeds from borrowings of long-term debt	4,000,000	32,269,941
Payments on long-term debt	(497,482)	(46,857)
Payments of convertible debt	(3,000,000)	—
Deferred financing costs	(160,000)	(1,781,497)
Dividends to stockholders	(3,750,333)	(26,349,752)
Net cash used in financing activities	(907,815)	4,091,835

Net change in cash and cash equivalents	1,529,903	599,756
Cash and cash equivalents, beginning of year	644,001	44,245
Cash and cash equivalents, end of year	$2,173,904	$644,001

Supplemental disclosures of cash flow information:
Cash paid during the year:
Interest	$121,979	$317,132
Income Taxes	$—	$—
NONCASH FINANCING ACTIVITIES
Issuance of convertible debt	$105,140	$658,315
Issuance of warrants in connection with debt issuance	$225,793	$2,686,576
Change in fair value of intangible assets due to payable forgiveness	$—	$153,322
See notes to the consolidated financial statements

EXHIBIT 99.2

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2014 AND 2013

1.ORGANIZATION AND NATURE OF OPERATIONS

One Source Networks, Inc. (“OSN”) delivers ubiquitous access to cloud-based voice, video, security and computing applications through customizable, cost-effective, and scalable solutions delivered on its redundant global network infrastructure with interconnection to over 200 global suppliers. Effective November 1, 2013, OSN converted into a C Corporation in the State of Texas.

OSN’s wholly-owned subsidiary, One Source Networks IT, LLC, offers a comprehensive range of IT solutions, including business continuity and disaster recovery, data center services, managed network services, and value-added reseller and professional services.

In May 2014, One Source Networks Wholesale LLC was formed as a wholly-owned subsidiary of OSN in conjunction with the asset acquisition of StarView Solutions, LLC, a wholesale voice over IP and data communications provider (see Note 3).

One Source Managed Networks Limited, incorporated in the UK, was formed in October 2013 and One Source Networks Limited, incorporated in Hong Kong, was formed in January 2014, for the purpose of future connectivity business activities. Both of these entities are wholly-owned by OSN and had no activity for the years ended December 31, 2014 and 2013.

OSN and its wholly owned subsidiaries (collectively, the “Company”) had an accumulated deficit of $33,057,726 at December 31, 2014. Management plans to meet its obligations through revenue growth in 2015 and proceeds from its revolving line of credit (see Note 8). If these sources of income and financing become unavailable to the Company, which management believes is unlikely, management would adjust the current level of operations and cash expenditures to an internally sustainable level. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The consolidated financial statements include the accounts of OSN and its wholly-owned subsidiaries and all significant intercompany accounts and transactions have been eliminated.

Use of Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable - Accounts receivable are recorded at the value of the revenue earned and require payment within thirty days. Account balances with charges over thirty days old are considered delinquent and management begins collection efforts at that time. Delinquent invoices do not accrue interest. The Company recognizes allowances for estimated bad debts on customer accounts that are no longer estimated to be collectible. The Company regularly adjusts any allowance for subsequent collections and final determination that an accounts receivable balance is no longer collectible. At December 31, 2014 and 2013, the allowance for doubtful accounts was $318,235 and $437,505, respectively.

Sale of Receivables - The Company, in accordance with a Receivables Purchase Agreement with a bank, sold a portion of its accounts receivable with recourse (see Note 6). These transfers of financial assets were considered to be a sale and not a secured borrowing.

EXHIBIT 99.2

Deferred Financing Costs - Costs incurred in obtaining long-term debt are amortized using the straight-line method over the term of the related debt. Amortization expense is included in interest expense in the consolidated statements of operations.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed over the estimated useful life of the asset, which ranges from three to seven years, using the straight-line method. Leasehold improvements are amortized over the shorter of the life of the leasehold improvement or the term of the related lease. Repairs and maintenance costs are expensed as incurred.

Investments - Investments in unconsolidated affiliates are accounted for using the cost method and evaluated for impairment on a periodic basis. At December 31, 2014 and 2013, investments in unconsolidated affiliates were $1,372 and $32,233, respectively, and are included in other assets in the accompanying consolidated balance sheets.

Intangible Assets - Intangible assets consist of software platforms and licenses and customer contracts and are amortized using the straight-line method over an estimated useful life of two to three years.

Impairment of Long-Lived Assets and Intangible Assets Subject to Amortization - Long-lived assets and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate the amount recorded may not be recoverable. An impairment loss is recognized for the amount in which the carrying amount of the asset exceeds the fair value, if the carrying amount of the asset is not recoverable. Management believes there was no impairment of long-lived assets and intangible assets as of December 31, 2014 and 2013.

Revenue Recognition - Revenue is recognized for product revenue when the Company enters into a contract with the customer, the product has been delivered as required by the contract and risk of loss has passed to the customer, the price is fixed or determinable, and collection of payment is reasonably assured. If the customer has a right of acceptance, revenue and the associated costs of goods sold are deferred until the terms of acceptance have been satisfied. Revenue is recognized for service revenue upon completion of the service or ratably over the period of the contract for ongoing services. Payments received and any costs incurred in advance of services performed are deferred until the services are rendered.

Stock-based Compensation - Stock-based compensation is measured based on the fair value of the Company’s equity instruments and is recognized in the consolidated statements of operations over the employee’s requisite vesting period.

Fair Value Measurements - Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value accounting requires characterization of the inputs used to measure fair value into a three-level fair value hierarchy as follows:

Level 1 - Inputs based on quoted prices in active markets for identical assets or liabilities.
An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 - Observable inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent from the entity.

Level 3 - Unobservable inputs that reflect the entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available.

There are three general valuation techniques that may be used to measure fair value: 1) market approach - uses prices generated by market transactions involving identical or comparable assets or liabilities, 2) cost approach - uses the amount that currently would be required to replace the service capacity of an asset (replacement cost), and 3) income approach - uses valuation techniques to convert future amounts to present amounts based on current market expectations. The Company used the market and cost approaches.

Advertising Costs - Advertising costs are charged to expense as incurred. Advertising costs were $36,572 and $94,321 for the years ended December 31, 2014 and 2013, respectively.

Income Taxes - The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. Income taxes are accounted for under the liability method whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when considered necessary

EXHIBIT 99.2

to reduce the net deferred tax assets to amounts which are more likely than not to be realized.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the relevant taxing authority based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company has evaluated its tax positions for all open tax years, and management believes the Company has no material uncertain tax positions and has recorded no related interest or penalties for the years ended December 31, 2014 and 2013. The 2011 and subsequent tax years remain open and subject to examination by the Internal Revenue Service and other state taxing authorities, and the 2010 and subsequent tax years remain open and subject to examination by the State of Texas.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with a limited number of high quality financial institutions and at times may exceed the amount of insurance provided on such deposits. Management does not believe a significant concentration of risk exists for cash and cash equivalents.

For accounts receivable, the Company performs periodic credit evaluations of its customers’ financial conditions and generally does not require collateral. One customer accounted for approximately 21% and 29% of revenue during the years ended December 31, 2014 and 2013, respectively. One customer accounted for approximately 21% and 31% of gross accounts receivable at December 31, 2014 and 2013, respectively.

Reclassifications - Certain amounts in the prior year have been reclassified to conform to the presentation adopted in the current year.

Recently Issued Accounting Pronouncements - In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition, and most industry-specific guidance included in the ASC. The standard requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The standard is effective for fiscal years beginning after December 15, 2017, and is to be applied retrospectively, with early application permitted for fiscal years beginning after December 15, 2016. The Company is in the process of evaluating the impact the new standard will have on its consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern, which provides guidance about management’s responsibility to evaluate on an annual basis whether there is substantial doubt about an entity’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued and to provide certain related footnote disclosures. The standard is effective for fiscal years ending after December 15, 2016, and due to the change in requirements for reporting, presentation and disclosure of future evaluations of the entity’s ability to continue as a going concern may be different than under current standards.

In April 2015, the FASB issued ASU No. 2015-03, Interest-Imputation of Interest
(Subtopic 835-30) - Simplifying the Presentation of Debt Issuance Costs, which amended the presentation of debt issuance costs and requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts, rather than as a deferred charge presented as an asset. The recognition and measurement guidance for debt issuance costs was not affected by this amendment and the guidance will be applied retrospectively to each balance sheet presented with applicable disclosures for a change in accounting principle upon adoption. The standard is effective for fiscal years beginning after December 15, 2015 and early adoption is permitted. Due to the change in requirements for reporting debt issuance costs, presentation and disclosure of debt issuance costs will be different than under current standards.

3.	ACQUISITION

In May 2014, the Company executed an asset purchase agreement with StarView Solutions, LLC, under which the Company purchased certain assets including customer contracts and property and equipment. The total purchase price was $930,000, of which $664,904 was paid during the year ended December 31, 2014. The remaining $265,096 of the purchase price is due in monthly installments through May 1, 2015 and is included in accrued expenses in the accompanying consolidated balance sheet as of December 31, 2014. The Company allocated the entire purchase price to the customer contracts based on the estimated

EXHIBIT 99.2

fair values of the customer contracts and property and equipment at the acquisition date, and an intangible asset was recorded (see Note 5). Additional consideration is contingent on the achievement of certain gross margin targets as defined in the asset purchase agreement from the effective date through the payment of the final monthly installment of the purchase price. During the year ended December 31, 2014, the Company did not pay any contingent fees related to the acquisition.

The Company did not obtain a third party valuation of the fair value of the assets acquired; therefore, management considers its measurement of estimated fair value, including the amount assigned to intangible assets, to be the best available measure of the fair value of the assets acquired. Because of inherent uncertainties in estimating fair value, it is at least reasonably possible that the Company’s estimates of fair value of the net assets could change if a third party valuation was obtained.

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31:

	2014	2013
Data center	$3,332,136	$3,067,775
Computers software, and equipment	1,686,250	649,686
Buildings and leasehold improvements	153,617	152,694
Furniture and fixtures	76,086	42,149
Total	5,248,089	3,912,304
Less accumulated depreciation and amortization	(1,365,940)	(849,683)
Property and equipment, net	$3,882,149	$3,062,621

Depreciation and amortization expense was $516,257 and $544,359 during the years ended December 31, 2014 and 2013, respectively.

5.	INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31:

	2014	2013
Software platforms and licenses	$1,940,915	$1,070,186
Customer contracts	1,881,704	951,704
Total	3,822,619	2,021,890
Less accumulated amortization	(2,264,989)	(1,194,458)
Intangible assets, net	$1,557,630	$827,432

Amortization expense related to intangible assets was $1,070,531 and $663,753 during the years ended December 31, 2014 and 2013, respectively. Software platforms and licenses have a useful life of two to three years and customer contracts have a useful life of two years. Future amortization of intangible assets for the years ended December 31, 2015, 2016, and 2017 is $915,536, $482,201, and $159,893, respectively.

6.	RECEIVABLES SOLD WITH RECOURSE

The Company sold a portion of its accounts receivable with recourse to a bank through a Receivables Purchase Agreement. The bank retained a portion of the proceeds from the sales as a reserve which was released to the Company as receivables were paid. During the years ended December 31, 2014 and 2013, the Company sold $6,938,290 and $36,261,568 of receivables, respectively, through the Receivables Purchase Agreement and incurred expenses from the sale of receivables of $89,252 and $283,749, respectively, which is included in other expense in the accompanying consolidated statements of operations. If a recourse event per the terms of the Receivables Purchase Agreement occurred, the Company was liable for the amount of the proceeds received from the bank plus any related fees. There were no outstanding balances for receivables sales subject to

EXHIBIT 99.2

recourse at December 31, 2014. The balance outstanding from these receivable sales subject to recourse in which the Company was contingently liable was $2,738,576 at December 31, 2013. There was no recourse obligation liability recorded by the Company at December 31, 2014 as the agreement was terminated during the year ended December 31, 2014. There was no recourse obligation liability recorded by the Company at December 31, 2013 as management estimated that the fair value of losses under contingent recourse obligations were not expected to be significant.

7.	RELATED PARTY TRANSACTIONS

The Company has a 5% investment in an entity that owns a data center. An additional 45% of the entity is owned by entities under common control. The Company incurred expenses related to this entity of $11,606 and $13,406 for the years ended December 31, 2014 and 2013, respectively.

The Company leases office space from an entity that is primarily owned by the Company’s CEO, who is also a stockholder of the Company. Total rental expense under this leasing arrangement was $54,829 and $49,261 for the years ended December 31, 2014 and 2013, respectively.

The Company incurred travel, consulting, and management fee expenses from stockholders of $22,240 and $582,853 for the years ended December 31, 2014 and 2013, respectively, which are included in operating expenses in the accompanying consolidated statements of operations.

The Company incurred non-capitalized transaction expenses with note payable holders of $80,000 and $620,000 for the years ended December 31, 2014 and 2013, respectively, which are included in operating expenses in the accompanying consolidated statements of operations.

8.	BORROWING ARRANGEMENTS

Long-term debt consisted of the following at December 31:

	2014	2013
$750,000 line of credit with interest-only payments due monthly at a fixed rate of 6.00%, all accrued and unpaid interest and principal due on demand or at maturity, collateralized by equipment and guaranteed by a stockholder, matured October 15, 2014.	$—	$497,482
$10,000,000 revolving line of credit with a bank with interest-only payments due monthly at the Prime Rate (3.25% at December 31, 2014), collateralized by all assets of the Company, maturing September 30, 2017.	2,500,000	—
$35,000,000 notes payable with a private equity investment group with interest-only payments due quarterly at 13.00%, all accrued and unpaid interest and principal due at maturity, net of a discount ($2,836,254 at December 31, 2014), maturing in November 1, 2018 and February 24, 2019. The notes payable were issued under Note and Warrant Purchase Agreements in November 2013 and February 2014 (the “2013 and 2014 Notes”). At the option of the Company, accrued and unpaid interest on March 31, June 30, September 30, and December 31 of each year can be added to the principal balance of the notes.	37,687,072	28,438,272
Total	40,187,072	28,935,754
Less: current maturities of long-term debt	—	(497,482)
Total long-term obligations	$40,187,072	$28,438,272

EXHIBIT 99.2

The future maturities of the long-term debt at December 31, 2014 are outlined below:

2015	$—
2016	—
2017	2,500,000
2018	33,507,769
2019	4,179,303
Total	$40,187,072

In conjunction with the issuance of the 2013 and 2014 Notes, the Company issued fully detachable warrants for the purchase of 4,739,049 shares of its common stock. The warrants have an exercise price of $0.001 per share and may be exercised at any time subsequent to issuance. As of December 31, 2014, no warrants had been exercised.

The warrants issued during the years ended December 31, 2014 and 2013 were valued to represent 18.629% and 16.5%, respectively, of the Company’s fully-diluted common shares outstanding and issuable upon conversion of outstanding convertible notes or exercise of outstanding options or warrants, which approximates valuation using the Black-Scholes pricing model. During the years ended December 31, 2014 and 2013, the Company recognized warrants with a total fair value of $225,793 and $2,686,576, respectively, as a discount on the related 2014 and 2013 Notes, and resulted in $578,888 and $89,552 in interest expense, respectively.

Convertible Debt - During the year ended December 31, 2012, the Company executed a $3,250,000 convertible promissory note in conjunction with the acquisition of OuterNet Management, LP (the “ON Note”). Interest-only payments were due annually on December 31 at a rate of 3.00% on the remaining outstanding principal balance. At the option of the Company, accrued and unpaid interest on December 31 of each year can be added to the principal balance of the ON Note. In September 2014, the Company settled the ON Note in exchange for $3,000,000. The principal and accrued but unpaid interest for the ON Note at the time of settlement was$3,419,305, which resulted in a gain of $419,305 upon settlement.

In conjunction with the issuance of the 2013 and 2014 Notes, in order to maintain the ownership interest of the private equity investment group in the event of the conversion of the ON Note to common stock, the Company executed convertible promissory notes (“2013 and 2014 Convertible Notes”) totaling $763,455. Interest-only payments are due annually on December 31 at a rate of 3.00% on the remaining outstanding principal balance. Accrued and unpaid interest on December 31 of each year will be added on a pro-rata basis to the principal balance of the 2013 and 2014 Convertible Notes. The 2013 and 2014 Convertible Notes mature on December 31, 2017, but due to the settlement of the ON Note in September 2014, the outstanding principal and accrued but unpaid interest on the 2013 and 2014 Convertible Notes are due on demand, thus the outstanding principal balance at December 31, 2014 is presented as a current liability in the accompanying consolidated balance sheet as of December 31, 2014. During the years ended December 31, 2014 and 2013, the Company reflected the $763,455 as a discount on the 2013 and 2014 Notes. The related interest expense was $149,186 and $21,944, respectively, for the years ended December 31, 2014 and 2013.

All loan agreements contain cross-default provisions and the Company is subject to debt covenants.

EXHIBIT 99.2

9.	INCOME TAXES

The components of income tax expense (benefit) attributable to continuing operations were as follows for the years ended December 31:

	2014	2013
Current:
Federal	$391,284	$—
State	39,128	—
Total Current	430,412	—
Deferred:
Federal	1,183,971	(762,961)
State	118,397	(164,195)
Total deferred	1,302,368	(927,156)
Total income tax benefit	$1,732,780	$(927,156)

Deferred tax assets totaling $235,820 and $927,156 at December 31, 2014 and 2013, respectively, were comprised of bad debt reserve, net operating loss carryforwards for 2013, and other temporary differences. Deferred tax liabilities totaling $611,032 and $0 at December 31, 2014 and 2013, respectively, were comprised of temporary differences for property and equipment.

As of December 31, 2014 and 2013, the Company had net operating loss carryforwards of $0 and $1,987,394, respectively. Utilization of the carryforwards may be subject to a substantial annual limitation due to ownership change limitations that have occurred previously or that could occur in the future, as provided by Section 382 of the Internal Revenue Code of 1986 (“Section 382”), as well as similar state provisions. Ownership changes may limit the amount of net operating loss and tax credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382, results from transactions that increase the ownership of stockholders who own at least 5% of the stock of a corporation by more than 50% in the aggregate over a three-year period. The Company has not performed a study to determine whether any ownership change has occurred since the Company’s formation through December 31, 2014. The Company’s ability to utilize existing carryforwards could be substantially restricted if an ownership change has occurred or will occur.

The Company’s provision for income taxes differs from the expected tax expense (benefit) amount computed by applying the statutory federal income tax rate of 34% to income before income taxes primarily as a result of the conversion to a C Corporation and true-ups.

10.	RESTRICTED STOCK

The Company had 6,720,500 and 6,420,500 shares of restricted stock outstanding at December 31, 2014 and 2013, respectively. These shares were issued to employees as compensation for services provided and vest based on the terms of the Restricted Stock Agreements, which include both time and performance vesting requirements. Non-vested shares related to these agreements were 185,250 and 365,375 for the years ended December 31, 2014 and 2013, respectively. The restricted shares were valued as of the grant date based on the fair value of the shares. The average grant date fair value of the non-vested shares was $0.67 and $0.24 at December 31, 2014 and 2013, respectively. For the years ended December 31, 2014 and 2013, the Company recognized stock-based compensation expense of $144,864 and $397,513, respectively, related to the vesting of restricted stock. As of December 31, 2014, there was $123,977 in unrecognized stock-based compensation expense related to non-vested restricted stock.

11.	PHANTOM STOCK PLAN

The Company has a phantom stock plan to provide certain employees with the right to participate in the growth of the Company through an incentive compensation arrangement. As of December 31, 2014 and 2013, the Company had granted 454,500 and

EXHIBIT 99.2

695,500 shares, respectively, under Phantom Stock Agreements which vest quarterly over a three to four year period based on achieving Company targets. Phantom stockholders are included in any distributions made by the Company and the distribution received is equal to the number of vested phantom shares as a percentage of the total amount of phantom and common shares outstanding at the time of distribution. Phantom stockholders who resign or are terminated prior to the date specified in the Phantom Stock Agreements forfeit all phantom shares owned. The Company will purchase all phantom shares owned at fair market value for phantom stockholders who resign or are terminated after the date specified in the Phantom Stock Agreements. Due to this, the phantom shares are classified as a liability and remeasured at fair value until settlement. At December 31, 2014 and 2013, the Company had 172,792 and 146,666 vested phantom shares, respectively, with a fair value of $1.70 and $0.51 per share, respectively, resulting in a liability of $234,368 and $74,800, respectively, in the accompanying consolidated balance sheets.

12.	COMMITMENTS

The Company leases office facilities under noncancelable long-term operating leases, including an operating lease with a related party (see Note 7). Total rent expense for the years ended December 31, 2014 and 2013 was $546,944 and $525,975, respectively.

Future minimum payments under noncancelable operating leases at December 31, 2014 are as follows:

2015	$284,308
2016	245,508
2017	248,812
2018	236,982
Total	$1,015,610

In addition to the above base rents, the Company is responsible for its respective pro-rata share of real estate taxes and operating expenses.

13.	RETIREMENT PLAN

The Company has a 401(k) plan which covers substantially all full-time employees. The Company has the option to make contributions in amounts to be determined by management subject to certain limitations. The Company made employer contributions of $222,260 to the 401(k) plan for the year ended December 31, 2014. There were no employer contributions made for the year ended December 31, 2013.

14.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 21, 2015 (the date which the consolidated financial statements were available to be issued), and no events have occurred from the consolidated balance sheet date through that date that would impact the consolidated financial statements.